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                                                                          EX-23





INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 33-64993 of Dotronix, Inc. on Form S-8 and in Registration Statement No. 333-31020 of Dotronix, Inc. on Form S-8 of our report dated September 27, 2000 appearing in Annual Report on Form 10-KSB of Dotronix, Inc. for the year ended June 30, 2000.

/s/ Deloitte & Touche LLP

September 27, 2000
Minneapolis, Minnesota